EXHIBIT 99.1

Hyatt Hotels Corporation Increases Share Repurchase Authorization by $300 Million

CHICAGO (May 16, 2014) - Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) announced today that the Company's Board of Directors authorized the repurchase of up to an additional $300 million of the Company's common stock. The Company currently has approximately $385 million remaining under its repurchase authorization.

About Hyatt Hotels Corporation
Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company's subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place®, Hyatt House®, Hyatt Zilara™ and Hyatt Ziva™ brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt Residences® and Hyatt Residence Club®. As of March 31, 2014, the Company's worldwide portfolio consisted of 554 properties in 47 countries. For more information, please visit www.hyatt.com.

Media:
Farley Kern
Hyatt Hotels Corporation
+ 1 312 780 5506
farley.kern@hyatt.com

Investors:
Atish Shah
Hyatt Hotels Corporation
+ 1 312 780 5427
atish.shah@hyatt.com

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Source: Hyatt Hotels Corporation